Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS THIRD-QUARTER 2016 FINANCIAL RESULTS

HIGHLIGHTS

•	IMAX increases installation guidance to a range of 155 to 160 theatres, up from prior guidance of 155 theatres

•	Signed a record 162 theatre systems in the third quarter, bringing first nine month signings to 293, eclipsing the 138 system signings for all of 2015

•	Installed 48 new IMAX® theatres—a third-quarter Company record

•	Domestic Per Screen Average of $174,200 in third quarter, up 8% vs. the prior year period

•	Announced pilot virtual reality facilities in Los Angeles and Manchester, England, both to open late 2016

NEW YORK – Oct. 20, 2016 – IMAX Corporation (NYSE:IMAX) today reported third-quarter 2016 revenues of $86.6 million and net income attributable to common shareholders of $2.5 million, or $0.04 per share. Adjusted net income attributable to common shareholders was $7.9 million, or $0.12 per diluted share. EBITDA as calculated in accordance with the Company’s credit facility was $24.5 million. For reconciliations of adjusted net income to reported net income, adjusted net income per diluted share to reported net income per diluted share, and for the definition and reconciliation of EBITDA as calculated in accordance with the Company’s credit facility, please see the end of this press release.

“The third quarter was strategic on several fronts that we believe will support the continued long-term growth and health of our business – including record signings and installation activity, the repurchase of 500,000 common shares under our buy-back program and reaching key milestones in the coming launch of our pilot location-based virtual reality offering,” said IMAX CEO Richard L. Gelfond. “In just the first nine months of the year, we signed a record 293 theatre agreements, the majority of which came from existing partners looking to expand their IMAX footprint. As importantly, our accelerated install pace continued into the third quarter as well, with a record 48 new theatre installs–signaling continued demand from exhibitors to open their IMAX® theatres ahead of the highly anticipated upcoming film slate.”

Network Update:

During the quarter, the Company installed 50 theatres, of which 48 were for new theatre locations and 2 were upgrades. The Company also signed contracts for 162 theatres in the third quarter of 2016. The total IMAX theatre network consisted of 1,145 systems as of Sept. 30, 2016, of which 1,037 were in commercial multiplexes. There were 547 theatres in backlog as of Sept. 30, 2016, up 23.8% from the 442 in backlog as of June 30, 2016. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

Box Office Update:

Gross box office from IMAX DMR® titles was $186.3 million in the third quarter of 2016, compared with $189.8 million in the prior-year period. The average global DMR box office per-screen average in the third quarter of 2016 was $184,700.

“From a box office perspective, we were encouraged by a number of key markets – including the domestic market – which saw IMAX per screen averages rise 8% in the third quarter. While global box office overall was flat versus the third quarter of last year, box office is cyclical and we can expect periods that are stronger than others – such as the first five months of 2016. We anticipate box office will pick up again in the fourth quarter with titles such as Marvel’s Doctor Strange, which includes more than an hour of footage specially formatted exclusively for IMAX, the Harry Potter spin-off Fantastic Beasts and Where to Find Them, and of course Rogue One: A Star Wars Story. With the anticipated strength of the tentpole-heavy film slate over the next 24 months coupled with the heightened demand from filmmakers to differentiate their movies using IMAX® cameras and the ideal content spacing, we believe we are well-positioned to take advantage of the years ahead.”

Third-Quarter Segment Results

•

Revenue from sales and sales-type leases was $21.8 million in the third quarter of 2016, compared with $26.6 million in the third quarter of 2015. The Company installed 15 full theatre systems under sales and sales-type lease arrangements in the most recent quarter, compared with the 12 full sales-type theatres installed in the third quarter of 2015. The Company also recognized 2 upgrades under sales and sales-type lease arrangements in the most recent quarter, compared to 8 in the same period last year.

•

Revenue from joint revenue-sharing arrangements was $19.7 million in the quarter, compared with $19.8 million in the prior-year period. During the quarter, the Company installed 33 new theatres under joint revenue-sharing arrangements, compared with 22 in the third quarter of 2015. The Company had 592 theatres operating under joint revenue-sharing arrangements as of Sept. 30, 2016, as compared to 498 joint revenue-sharing theatres one year prior.

•

Production and DMR revenues were $21.5 million in the third quarter of 2016, compared with $20.9 million in the third quarter of 2015. As mentioned above, gross box office from DMR titles was $186.3 million in the third quarter of 2016, compared with $189.8 million in the prior-year period. The global DMR per screen average in the third quarter of 2016 was $184,700, compared with $220,500 in same period last year.

•	Gross margin across all segments in the third quarter of 2016 was 51.9%, compared to 49.8% in the third quarter of 2015.

•	Operating expenses (which include SG&A and R&D, and excludes stock-based compensation) were $27.5 million in the quarter, compared with $23.4 million in the third quarter of 2015.

“While we remain focused on our core business, in the third quarter we expanded our efforts to deliver differentiated entertainment experiences with the coming launch of our premium location-based VR offering, IMAX VR™,” Gelfond said. “I am pleased to report that we have already made significant progress on this initiative and have received strong interest for centre partnerships, content deals and many other opportunities that we hope to begin announcing over the coming months. While we are still in the early test phase of this effort, we are optimistic about VR and the potential sizeable opportunity that it presents our business.”

Share Buybacks

The Company repurchased 500,000 shares in the third quarter of 2016. The Company purchased the shares at an average price of $29.32, for a total value of $14.7 million. The Company did not repurchase any shares in connection with the administration of the Company’s long-term incentive plan in the third quarter of 2016.

Supplemental Earnings Materials

For more information about our results, please refer to the earnings slides posted on the IMAX Investor Relations website located at www.imax.com/content/investor-relations.

Investor Relations Website and Social Media

Beginning the week of October 24, 2016, and on a weekly basis thereafter, the Company intends to post quarter-to-date box office results on the IMAX Investor Relations website located at www.imax.com/content/investor-relations. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one week lag. In addition, the Company has created a new Twitter account: @IMAX_IR. The Company intends to use Twitter to disclose the foregoing box office information, as well as other information that may be of interest to the Company’s investor community.

The information posted on the Company’s website and/or via its Twitter account may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its Twitter account in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its third-quarter 2016 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 505-9568 approximately 5 to 10 minutes before the call begins. Other international callers should dial (416) 204-9271. The conference ID for the call is 6905161. A replay of the call will be available via webcast on the IMAX Investor Relations website located at www.imax.com/content/investor-relations or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 6905161.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Sep. 30, 2016, there were 1,145 IMAX theatres (1,037 commercial multiplexes, 16 commercial destinations and 92 institutions) in 74 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors:

IMAX Corporation, New York

Jessica Kourakos

212-821-0100

jkourakos@imax.com

Michael Mougias

212-821-0187

mmougias@imax.com

Business Media:

Sloane & Company, New York

Whit Clay

212-446-1864

wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

	Three Months Ended September 30,
Theater Signings:	2016		2015
Full new sales and sales-type lease arrangements	5		11
New joint revenue sharing arrangements	156		22

Total new theaters	161		33

Upgrade of IMAX theater systems	1		2

Total Theater Signings	162		35

	Three Months Ended September 30,
Theater Installations:	2016		2015
Full new sales and sales-type lease arrangements	15		12
New joint revenue sharing arrangements	33		22

Total new theaters	48		34
Upgrade of IMAX theater systems	2	(1)	10	(1)

Total Theater Installations	50		44

	As of September 30,
Theater Backlogs:	2016		2015
New sales and sales-type lease arrangements	158		175
New joint revenue sharing arrangements	389		209

Total new theaters	547	(2)(3)	384	(2)(4)

	As of September 30,
Theater Network:	2016		2015
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	445		389
Joint revenue sharing arrangements	592		498

Total Commercial Multiplex Theaters	1,037		887

Commercial Destination Theaters	16		19
Institutional Theaters	92		102

Total Theater Installations	1,145		1,008

(1)

Includes two installations of an upgrade to a laser-based digital system under sales and sales-type lease arrangements (2015 – nine laser-based digital systems, seven under sales and sales-type lease arrangements, one under a short-term operating lease arrangement and one under a joint revenue sharing arrangement).

(2)	Includes 20 laser-based digital theater system configurations (2015 – 69), including upgrades. The Company continues to develop and roll out its laser-based digital projection system.
(3)	Includes five upgrades to a laser-based digital theater system, in existing IMAX theater locations.
(4)	Includes 20 upgrades to a digital theater system, in existing IMAX theater locations (two xenon configurations and 18 laser configurations, of which four are under joint revenue sharing arrangements).

Additional Information (continued)

In addition to the 42 IMAX DMR films released to the IMAX theater network during the first nine months ended September 30, 2016, 5 additional IMAX DMR films have been announced so far to be released in the remaining three months of 2016:

•	Inferno: The IMAX Experience (Sony Pictures, October 2016);
•	Jack Reacher: Never Go Back: The IMAX Experience (Paramount Pictures, October 2016);
•	Doctor Strange: The IMAX Experience (Walt Disney Studios, November 2016);
•	Fantastic Beasts and Where to Find Them: The IMAX Experience (Warner Bros. Pictures, November 2016); and
•	Rogue One: A Star Wars Story: The IMAX Experience (Walt Disney Studios, December 2016).

In addition, the Company will be releasing an IMAX documentary film, Voyage of Time, on October 7, 2016.

To date, the Company has announced the following 24 titles to be released in 2017 to the IMAX theater network:

•	xXx: Return of Xander Cage: The IMAX Experience (Paramount Pictures, January 2017);
•	Resident Evil: The Final Chapter: The IMAX Experience (Sony Pictures, February 2017);
•	Attraction: The IMAX Experience (Art Pictures Studio, January 2017, Russia only);
•	The Lego Batman Movie: The IMAX Experience (Warner Bros. Pictures, February 2017);
•	The Great Wall: The IMAX Experience (Legendary East Ltd., February 2017);
•	Logan: The IMAX Experience (20th Century Fox, March 2017);
•	Kong: Skull Island: The IMAX Experience (Warner Bros. Pictures, March 2017);
•	Beauty and The Beast: The IMAX Experience (Walt Disney Studios, March 2017);
•	Ghost in the Shell: The IMAX Experience (Paramount Pictures, March 2017);
•	Fast 8: The IMAX Experience (Universal Pictures, April 2017);
•	Guardians of the Galaxy Vol. 2: The IMAX Experience (Walt Disney Studios, May 2017);
•	Pirates of the Caribbean: Dead Men Tell No Tales: The IMAX Experience (Walt Disney Studios, May 2017);
•	Wonder Woman: The IMAX Experience (Warner Bros. Pictures, June 2017);
•	The Mummy: The IMAX Experience (Universal Pictures, June 2017);
•	Transformers: The Last Knight: The IMAX Experience (Paramount Pictures, June 2017);
•	Spider-Man: Homecoming: The IMAX Experience (Sony Pictures-distributed and Marvel Studios and Sony Pictures-

produced, July 2017);

•	Dunkirk: The IMAX Experience (Warner Bros. Pictures, July 2017);
•	The Solutrean: The IMAX Experience (Sony Pictures, September 2017);
•	The Lego Ninjago Movie: The IMAX Experience (Warner Bros. Pictures, September 2017);
•	Blade Runner 2049: The IMAX Experience (Warner Bros. Pictures, October 2017);
•	Geostorm: The IMAX Experience (Warner Bros. Pictures, October 2017);
•	Thor: Ragnarök: The IMAX Experience (Walt Disney Studios, November 2017);
•	Justice League: The IMAX Experience (Warner Bros. Pictures, November 2017); and
•	Star Wars: Episode VIII: The IMAX Experience (Walt Disney Studios, December 2017).

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that the number of IMAX DMR films to be released to the IMAX network in 2017 will be similar to the 47 IMAX DMR films slated for release in 2016.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Equipment and product sales	$30,835	$33,083	$81,064	$72,824
Services	37,195	33,024	122,853	115,698
Rentals	16,007	16,665	58,538	59,006
Finance income	2,288	2,329	6,991	6,803
Other	225	–	975	141

	86,550	85,101	270,421	254,472

Costs and expenses applicable to revenues
Equipment and product sales	15,690	21,949	49,075	43,010
Services	20,393	15,899	58,517	50,201
Rentals	5,504	4,864	15,367	13,856
Other	64	–	110	–

	41,651	42,712	123,069	107,067

Gross margin	44,899	42,389	147,352	147,405
Selling, general and administrative expenses	30,686	24,973	92,706	82,348

(including share-based compensation expense of $7.7 million and $22.5 million for the three and nine months ended September 30, 2016, respectively (2015 – expense of $4.3 million and $14.9 million, respectively))

Research and development	4,460	2,722	11,603	9,611
Amortization of intangibles	531	429	1,537	1,302
Receivable provisions, net of recoveries	275	361	631	709
Asset impairments	1,223	245	1,223	245
Impairment of investments	–	–	194	350

Income from operations	7,724	13,659	39,458	52,840
Interest income	370	222	1,217	727
Interest expense	(469)	(463)	(1,325)	(1,170)

Income from operations before income taxes	7,625	13,418	39,350	52,397
Provision for income taxes	(2,551)	(2,477)	(9,635)	(12,408)
Loss from equity-accounted investments, net of tax	(690)	(427)	(2,471)	(1,610)

Net income	4,384	10,514	27,244	38,379
Less: net income attributable to non-controlling interests	(1,859)	(1,904)	(7,401)	(5,028)

Net income attributable to common shareholders	$2,525	$8,610	$19,843	$33,351

Net income per share attributable to common shareholders – basic & diluted:
Net income per share – basic	$0.04	$0.12	$0.29	$0.47

Net income per share – diluted	$0.04	$0.12	$0.29	$0.46

Weighted average number of shares outstanding (000’s):
Basic	67,090	69,699	68,053	69,582
Fully Diluted	67,746	70,860	68,721	71,102

Additional Disclosure:
Depreciation and amortization(1)	$12,115	$10,467	$34,179	$31,191

(1) Includes $0.1 million and $0.4 million of amortization of deferred financing costs charged to interest expense for the three and nine months ended September 30, 2016, respectively (2015 – $0.3 million and $0.7 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	As at September 30 2016	As at December 31 2015
Assets
Cash and cash equivalents	$218,104	$317,449
Accounts receivable, net of allowance for doubtful accounts of $1,026 (December 31, 2015 — $1,146)	89,247	97,981
Financing receivables	118,897	117,231
Inventories	51,015	38,753
Prepaid expenses	11,603	6,498
Film assets	15,165	14,571
Property, plant and equipment	233,984	218,267
Other assets	26,419	26,136
Deferred income taxes	26,233	26,666
Other intangible assets	29,605	28,950
Goodwill	39,027	39,027

Total assets	$859,299	$931,529

Liabilities
Bank indebtedness	$27,806	$29,276
Accounts payable	16,733	23,455
Accrued and other liabilities	90,485	95,748
Deferred revenue	97,220	104,993

Total liabilities	232,244	253,472

Commitments and contingencies

Non-controlling interests	2,693	3,307

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
66,813,963 — issued and 66,813,787 — outstanding (December 31, 2015 — 69,673,244 — issued and outstanding)	435,829	448,310
Less: Treasury stock held in trust, 176 shares at cost	(6)	–
Other equity	180,358	168,425
Accumulated (deficit) earnings	(43,816)	15,499
Accumulated other comprehensive loss	(4,562)	(7,443)

Total shareholders’ equity attributable to common shareholders	567,803	624,791
Non-controlling interests	56,559	49,959

Total shareholders’ equity	624,362	674,750

Total liabilities and shareholders’ equity	$859,299	$931,529

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash provided by (used in):
Operating Activities
Net income	$27,244	$38,379
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	34,179	31,191
Write-downs, net of recoveries	2,903	2,928
Change in deferred income taxes	(517)	5,097
Stock and other non-cash compensation	22,896	15,204
Unrealized foreign currency exchange (gain) loss	(206)	716
Loss from equity-accounted investments	2,769	2,756
Gain on non-cash contribution to equity-accounted investees	(298)	(1,146)
Investment in film assets	(14,162)	(12,069)
Changes in other non-cash operating assets and liabilities	(29,504)	(41,033)

Net cash provided by operating activities	45,304	42,023

Investing Activities
Purchase of property, plant and equipment	(10,033)	(38,443)
Investment in joint revenue sharing equipment	(25,524)	(20,969)
Investment in new business ventures	–	(2,000)
Acquisition of other intangible assets	(2,931)	(3,622)

Net cash used in investing activities	(38,488)	(65,034)

Financing Activities
Increase in bank indebtedness	–	17,568
Repayment of bank indebtedness	(1,500)	–
Repurchase of common shares	(100,378)	(34,279)
Settlement of restricted share units and options	(8,376)	(7,859)
Common shares issued – stock options exercised	7,196	23,838
Taxes paid on secondary sale and repatriation dividend	(2,991)	–
Taxes withheld and paid on employee stock awards vested	(230)	(223)
Treasury stock purchased for future settlement of restricted share units	(6)	(2,141)
Credit facility amendment fees paid	–	(1,310)
Issuance of subsidiary shares to non-controlling interests – private offering	–	40,000
Share issuance costs from the issuance of subsidiary shares to non-controlling interests – private offering	–	(2,000)

Net cash (used in) provided by financing activities	(106,285)	33,594

Effects of exchange rate changes on cash	124	275

(Decrease) increase in cash and cash equivalents during period	(99,345)	10,858

Cash and cash equivalents, beginning of period	317,449	106,503

Cash and cash equivalents, end of period	$218,104	$117,361

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$21,804	$26,635	$58,522	$53,924
Ongoing rent, fees, and finance income	3,883	3,518	11,986	10,708
Other	4,904	3,221	14,394	11,320

	30,591	33,374	84,902	75,952

Theater System Maintenance	10,293	9,337	30,031	27,345

Joint Revenue Sharing Arrangements	19,698	19,797	66,940	67,259

Film
Production and IMAX DMR	21,549	20,865	78,767	75,144
Film distribution and post-production	4,419	1,728	9,781	8,772

	25,968	22,593	88,548	83,916

Total	$86,550	$85,101	$270,421	$254,472

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$12,936	$9,775	$26,795	$24,720
Ongoing rent, fees, and finance income	3,807	3,334	11,457	10,111
Other	69	(267)	(251)	(421)

	16,812	12,842	38,001	34,410

Theater System Maintenance	3,398	3,521	10,207	9,891

Joint Revenue Sharing Arrangements(1)	10,980	12,130	44,716	46,816

Film
Production and IMAX DMR(1)	12,448	13,929	52,398	55,642
Film distribution and post-production(1)	1,261	(33)	2,030	646

	13,709	13,896	54,428	56,288

Total	$44,899	$42,389	$147,352	$147,405

(1)

IMAX systems include marketing and commission costs of $0.8 million and $1.9 million for the three and nine months ended September 30, 2016, respectively (2015 – $0.9 million and $1.8 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.4 million and $2.9 million for the three and nine months ended September 30, 2016, respectively (2015 – $1.3 million and $2.7 million, respectively). Production and DMR segment margins include marketing costs of $4.2 million and $11.7 million for the three and nine months ended September 30, 2016, respectively (2015 – $3.4 million and $8.3 million, respectively). Distribution segment margins include marketing expense of $0.6 million and $2.1 million for the three and nine months ended September 30, 2016, respectively (2015 – cost recovery of less than $0.1 million and cost recovery of $0.1 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted revenue attributable to common shareholders, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted revenue attributable to common shareholders, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, revenue, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50.0 million. The Company will also be required to maintain minimum adjusted EBITDA (as defined in the credit agreement) of $100.0 million. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.25:1.0, which requirement decreases to (i) 2.0:1.0 on December 31, 2016; and (ii) 1.75:1.0 on December 31, 2017. The Company was in compliance with all of these requirements at September 30, 2016. The ratio of total debt to adjusted EBITDA was 0.21:1 as at September 30, 2016, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $28.2 million. Adjusted EBITDA is calculated as follows:

	For the 3 months ended September 30, 2016	For the 12 months ended September 30, 2016 (1)
(In thousands of U.S. Dollars)
Net income	$4,384	$53,489
Add (subtract):
Loss from equity accounted investments	690	3,263
Provision for income taxes	2,551	17,279
Interest expense, net of interest income	99	358
Depreciation and amortization, including film asset amortization	11,984	45,036
Write-downs, net of recoveries including asset impairments and receivable provisions	1,654	3,700
Stock and other non-cash compensation	7,882	30,071

EBITDA before non-controlling interests	29,244	153,196
EBITDA attributable to non-controlling interests(2)	(4,738)	(20,006)

EBITDA attributable to common shareholders	$24,506	$133,190

Adjusted revenues attributable to common shareholders(3)	$77,171	$350,657

Adjusted EBITDA margin	31.8%	38.0%

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purpose of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.
(3)		3 months ended September 2016		12 months ended September 2016
	Total revenues		$86,550		$389,754
	Greater China revenues	$29,736		$123,961
	Non-controlling interest ownership percentage	31.54%		31.54%

	Deduction for non-controlling interest share of revenues		(9,379)		(39,097)

	Adjusted revenues attributable to common shareholders		$77,171		$350,657

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended September 30, 2016 vs. 2015:

The Company reported net income of $4.4 million or $0.07 per basic and diluted share for the third quarter of 2016, as compared to net income of $10.5 million or $0.15 per basic share and $0.14 per diluted share for the third quarter of 2015. Net income for the third quarter of 2016 includes a $7.7 million charge or $0.11 per diluted share (2015 — $4.3 million or $0.06 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $9.9 million or $0.15 per diluted share for the third quarter of 2016, as compared to adjusted net income of $13.9 million or $0.19 per diluted share for the third quarter of 2015. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $7.9 million or $0.12 per diluted share for the third quarter of 2016, as compared to adjusted net income attributable to common shareholders of $12.0 million or $0.17 per diluted share for the third quarter of 2015. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended September 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$4,384	$0.07	$10,514	$0.14	(1)
Adjustments:
Stock-based compensation	7,742	0.11	4,252	0.06
Tax impact on items listed above	(2,210)	(0.03)	(901)	(0.01)

Adjusted net income	9,916	0.15	13,865	0.19	(1)
Net income attributable to non-controlling interests	(1,859)	(0.03)	(1,904)	(0.02)
Stock-based compensation (net of tax of less than $0.1 million) attributable to non-controlling interests	(128)	–	–	–

Adjusted net income attributable to common shareholders	$7,929	$0.12	$11,961	$0.17	(1)

Weighted average diluted shares outstanding		67,746		70,860

(1)	Includes impact of $0.3 million of accretion charges associated with redeemable Class C shares of IMAX China.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Period Ended September 30, 2016 vs. 2015

The Company reported net income of $27.2 million or $0.40 per basic and diluted share for the nine months ended September 30, 2016, as compared to net income of $38.4 million or $0.54 per basic share and $0.53 per diluted share for the nine months ended September 30, 2015. Net income for the nine months ended September 30, 2016 includes a $22.5 million charge or $0.32 per diluted share (2015 — $14.9 million or $0.21 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $43.3 million or $0.63 per diluted share for the nine months ended September 30, 2016, as compared to adjusted net income of $50.7 million or $0.70 per diluted share for the nine months ended September 30, 2015. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $35.5 million or $0.52 per diluted share for the nine months ended September 30, 2016, as compared to adjusted net income attributable to common shareholders of $45.7 million or $0.63 per diluted share for the nine months ended September 30, 2015. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Nine Months Ended September 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$27,244	$0.40	$38,379	$0.53	(1)
Adjustments:
Stock-based compensation	22,485	0.32	14,930	0.21
Tax impact on items listed above	(6,394)	(0.09)	(2,603)	(0.04)

Adjusted net income	43,335	0.63	50,706	0.70	(1)
Net income attributable to non-controlling interests	(7,401)	(0.11)	(5,028)	(0.07)
Stock-based compensation (net of tax of $0.1 million) attributable to non-controlling interests	(421)	–	–	–

Adjusted net income attributable to common shareholders	$35,513	$0.52	$45,678	$0.63	(1)

Weighted average diluted shares outstanding		68,721		71,102

(1)	Includes impact of $0.7 million of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the Three months ended September 30, 2016	For the Nine months ended September 30, 2016
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$9,237	$45,304
Net cash used in investing activities	(7,625)	(38,488)

Free cash flow	$1,612	$6,816